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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e. 00-0000000. The table below will help determine the number to give the payer.
================================================================================
                                        GIVE THE
                                        SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:               NUMBER OF --
================================================================================

 1. An individual's account             The individual.

 2. Two or more individuals             The actual owner of the account or,
    (joint account)                     if combined funds, any one of the
                                        individuals.(2)

 3. Husband and wife                    The actual owner of the account or,
    (joint account)                     if joint funds, either person.(2)

 4. Custodian account of a              The minor.(3)
    minor (Uniform Gift to
    Minors Act)

 5. Adult and minor                     The adult or, if the minor is the
    (joint account)                     only contributor, the minor.(1)

 6. Account in the name                 The ward, minor, or incompetent
    of guardian or                      person.(4)
    committee for a
    designated ward,
    minor, or
    incompetent person

 7. a. The usual                        The grantor-trustee.(1)
       revocable savings
       trust account
       (grantor is also
       trustee)

    b. So-called trust                  The actual owner.(1)
       account that is
       not a legal or
       valid trust under
       State law.

 8. Sole proprietorship                 The owner.(5)
    account
================================================================================

================================================================================
                                        GIVE THE EMPLOYER
                                        IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:               NUMBER OF --
================================================================================

 9. A valid trust, estate, or           The legal entity (do not furnish the
    pension trust                       identifying number of the personal
                                        representative or trustee unless
                                        the legal entity itself is not
                                        designated in the account title).(1)

10. Corporate account                   The corporation.

11. Religious, charitable, or edu-      The organization.
    cational organization account

12. Partnership account held in         The partnership.
    the name of the business

13. Association, club, or other         The organization.
    tax-exempt organization

14. A broker or registered              The broker or nominee.
    nominee

15. Account with the Department         The public entity.
    of Agriculture in the name of
    a public entity (such as a State
    or local government, school
    district, or prison) that receives
    agricultural program payments
================================================================================

1 List first and circle the name of the legal trust, estate, or pension trust.
2 List first and circle the name of the person whose number you furnish.
3 Circle the minor's name and furnish the minor's social security number.
4 Circle the ward, minor's or incompetent person's name and furnish such person's social security number.
5 Show the name of the owner.
Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a TIN or you don't know your number, obtain Internal Revenue Service Form SS-5 (Application for Social Security Number Card) or Form SS-4 (Application for Employer Identification Number) from your local office of the Social Security Administration or the Internal Revenue Service and apply for a number. As soon as you receive your TIN, complete another W-9, include your TIN, sign and date the form, and send it to the Exchange Agent.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:
-   A corporation.
-   A financial institution.
- An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
-   The United States or any agency or instrumentality thereof.
- A state, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
-   An international organization or any agency or instrumentality thereof.
- A registered dealer in securities or commodities registered in the United States or a possession of the United States.
-   A real estate investment trust.
-   A common trust fund operated by a bank under Section 584(a) of the Code.
-   An exempt charitable remainder trust, or a non-exempt trust described in
    Section 4947(a)(1) of the Code.
-   An entity registered at all times under the Investment Company Act of 1940.
-   A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
- Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
- Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresidential partner.
- Payments of patronage dividends where the amount received is not paid in money.
-   Payments made by certain foreign organizations.
-   Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:
- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt interest dividends under Section 852 of the Code).
-   Payments described in Section 6049(b)(5) of the Code to nonresident aliens.
-   Payments on tax-free covenant bonds under Section 1451 of the Code.
-   Payments made by certain foreign organizations.
-   Payments made to a nominee.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6045, and 6050A of the Code.

PRIVACY ACT NOTICE--Section 6109 of the Code requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS--If you fail to properly include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.